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EXHIBIT 1


                             JOINT FILING AGREEMENT

         The undersigned hereby agree that the statement on Schedule 13D dated February 28, 1997 with respect to the Common Stock of Bigmar, Inc. is, and any amendments thereto signed by each of the undersigned shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(f) under the Securities Exchange Act of 1934.

         This Agreement may be executed in counterparts, each of which shall for all purposes be deemed to be an original and all of which shall constitute one and the same instrument.

Dated:  February 28, 1997

                                        Chemholding S.A.


                                        By:  /s/ Jan Jacob van Troostenburg
                                             ----------------------------------
                                             Jan Jacob van Troostenburg
                                             Authorized Signatory



                                             /s/ Jan Jacob van Troostenburg
                                             ----------------------------------
                                             Jan Jacob van Troostenburg


                                             /s/ Maria Pia Melera
                                             ----------------------------------
                                             Maria Pia Melera


                                             /s/ Pier Angelo Ghirlanda
                                             ----------------------------------
                                             Pier Angelo Ghirlanda


                                             /s/ Giovanni Pelli
                                             ----------------------------------
                                             Giovanni Pelli